UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

TransMedics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Financial Officer

On September 10, 2026, the Board of Directors (the “Board”) of TransMedics Group, Inc. (the “Company”) appointed Fernando Araujo as Chief Financial Officer and Treasurer, effective as of September 21, 2026. Mr. Araujo will succeed Gerardo Hernandez, who has served as the Company’s Chief Financial Officer since 2024.

Fernando Araujo, age 46, will serve as Chief Financial Officer and Treasurer effective September 21, 2026. Prior to joining TransMedics, from 2023 to 2026, Mr. Araujo served as Chief Financial Officer for GE Health Care’s Advanced Imaging Solutions (a combination of GE Health Care’s Imaging and Advanced Visualization Solutions businesses and associated global integrated Supply Chain and Global Service organizations). Before joining GE HealthCare, Mr. Araujo served as Senior Vice President, Finance at 3M Enterprise Operations from October 2022 to March 2023. Prior to that he held various roles at GE, including Chief Financial Officer, Healthcare US and Canada and Chief Financial Officer, Healthcare Latin America from March 2018 to October 2022. Mr. Araujo holds a Bachelor of Business Administration from Centro Universitario UNA and an MBA from Columbia Business School.

Araujo Employment Agreements

Mr. Araujo’s employment with the Company will be on an at-will basis pursuant to an offer letter (the “Offer Letter”) and an executive retention agreement (the “Retention Agreement” and together with the Offer Letter, the “Employment Agreements”), each approved by the Compensation Committee, pursuant to which Mr. Araujo is entitled to an annual base salary of $590,000 and an annual bonus with a target of 60% of his base salary, with such annual bonus prorated for 2026 based on the number of days that Mr. Araujo is employed with the Company. If Mr. Araujo’s employment is terminated by the Company without cause or if he terminates his employment with the Company for good reason (as such terms are defined in the Retention Agreement) (each, a “qualifying termination”), in each case, on or after 12 months from the date Mr. Araujo begins employment with the Company, he will be entitled to the following severance benefits, in addition to accrued compensation and benefits: (i) an amount equal to the base salary in effect on the date of termination and the highest annual bonus amount during the three-year period prior to the termination date, in each case payable in 12 monthly installments, (ii) a prorated annual bonus for the year of termination (based on actual performance), and (iii) continued health insurance coverage for up to 12 months. If a qualifying termination occurs before the date that is 12 months from the date Mr. Araujo begins employment with the Company, he will be entitled to the following severance benefits, in addition to accrued compensation and benefits: (i) an amount equal to six months of the base salary in effect on the date of termination payable in installments, (ii) a prorated annual bonus for the year of termination (based on actual performance) and (iii) continued health insurance coverage for up to six months. If a qualifying termination occurs within 24 months following a change in control, Mr. Araujo would receive (i) an amount equal to 1.5 times the annual base salary in effect on the termination date, (ii) the highest annual bonus amount during the three-year period prior to the termination date, (iii) his target annual bonus for the year of termination (the amounts in (i)-(iii) paid in a lump sum), (iv) continued health insurance coverage for up to 18 months and (v) full vesting of outstanding equity awards, with performance-based equity awards vesting at target levels.

Additionally, Mr. Araujo will receive a cash sign-on bonus of $200,000, which is payable in two equal installments during his first ninety days of employment, and be granted (i) an initial stock option award having a grant date value of approximately $1,750,000 that will vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to the remaining shares in equal monthly installments over three years thereafter, subject to continued service, and (ii) an initial award of restricted stock units having a grant date value of approximately $1,750,000 that will vest as to 25% of the underlying shares on the first four anniversaries of the vesting commencement date, subject to continued service.

Pursuant to certain restrictive covenant agreements, Mr. Araujo has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant and has agreed not to compete with the Company or solicit the Company’s clients, customers, accounts, vendors, suppliers or other business partners, in each case for a period of one year following termination of his employment.

Mr. Araujo and the Company will enter into an indemnification agreement in a substantially similar form as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026.

There is no arrangement or understanding between Mr. Araujo and any other person pursuant to which Mr. Araujo was appointed as an officer of the Company. There are no family relationships between Mr. Araujo and any director or officer of the Company. Mr. Araujo has no material direct or indirect interest in a related party transaction that requires disclosure.

Hernandez Transition Agreement

Pursuant to a transition agreement with the Company (the “Transition Agreement”), Mr. Hernandez will remain a non-executive employee of the Company from September 21, 2026 until December 31, 2026 (the “Separation Date”). From the Separation Date until April 30, 2027, Mr. Hernandez will serve as a non-employee senior advisor to the Company. Following the Separation Date, Mr. Hernandez will receive the severance benefits provided in connection with a without cause termination under his existing retention agreement with the Company.

While employed as a non-executive employee, Mr. Hernandez will continue to receive an annual base salary of $535,000 and will remain eligible to receive an annual bonus in respect of the Company’s 2026 fiscal year, based on actual achievement of the performance objectives established by the Compensation Committee of the Board. Under the Transition Agreement, Mr. Hernandez’s outstanding equity awards will continue to vest during the period in which Mr. Hernandez remains employed with the Company and the period during which Mr. Hernandez serves as a non-employee advisor. Other than continued vesting of his outstanding equity awards, Mr. Hernandez will not receive additional remuneration for his advisory services. Mr. Hernandez will continue to be bound by the terms of the Business Protection Agreement between Mr. Hernandez and the Company, which includes confidentiality provisions and non-competition and non-solicitation provisions that survive termination of Mr. Hernandez’s employment with the Company.

The foregoing descriptions of the Employment Agreements and the Transition Agreement do not purport to be complete and are qualified in their entirety by the full text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 7.01	Regulation FD Disclosure.

On September 10, 2026, the Company issued a press release announcing the leadership transition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated September 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2026

TRANSMEDICS GROUP, INC.

By:	/s/ Waleed H. Hassanein
Name:	Waleed H. Hassanein
Title:	President and Chief Executive Officer